LEHMAN BROTHERS INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

                     SERIES OF LEHMAN BROTHERS INCOME FUNDS


Lehman Brothers California Tax-Free Money Fund

Lehman Brothers Core Bond Fund

Lehman Brothers New York Municipal Money Fund



Date: September 15, 2007

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                          LEHMAN BROTHERS INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE B

                              RATE OF COMPENSATION

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FUND                                            RATE OF COMPENSATION BASED
                                                ON EACH FUND'S AVERAGE DAILY
                                                NET ASSETS

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Lehman Brothers California Tax-Free Money Fund  0.03%

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Lehman Brothers Core Bond Fund                  0.15%

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Lehman Brothers New York Municipal Money Fund   0.03%

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Date: September 15, 2007